UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15,  2014
Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)
Virginia		1-16581		23-24532088
(State or other Jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

	75 State Street, Boston, Massachusetts		02109
	(Address of Principal Executive offices)		(Zip Code)
(617) 346-7200
(Registrant’s telephone number, including area code)

n/a
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2014, Santander Holdings USA, Inc. (the “Company”) entered into a written agreement with the Federal Reserve Bank of Boston (the “Reserve Bank”).

Under the terms of the written agreement, the Company must:  serve as a source of strength to Santander Bank, N.A.; strengthen board oversight of planned capital distributions by the Company and its subsidiaries; and not declare or pay, and not permit any nonbank subsidiary that is not wholly owned by the Company to declare or pay, any dividends and not make, or permit any such subsidiary to make, any capital distribution, in each case without the prior written approval of the Reserve Bank.

The written agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the written agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Written Agreement, dated as of September 15, 2014, by and between Santander Holdings USA, Inc. and the Federal Reserve Bank of Boston

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014
SANTANDER HOLDINGS USA, INC.

	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Written Agreement, dated as of September 15, 2014, by and between Santander Holdings USA, Inc. and the Federal Reserve Bank of Boston